UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 4, 2008

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (i) The Board of Directors (the “Board”) and the stockholders of Terex Corporation (“Terex” or the “Company”) previously adopted the Terex Corporation 2004 Annual Incentive Compensation Plan (the “Annual Plan”), which provides for incentive compensation in the form of an annual bonus to key executives of Terex upon satisfaction of certain performance measures. Terex has previously filed the Annual Plan with the Securities and Exchange Commission (“SEC”). On March 4, 2008, the Compensation Committee of the Board (the “Compensation Committee”) approved the performance measures, and the related percentage of bonus allocable to each such measure, to be applied under the Annual Plan for determining the bonus for Ronald M. DeFeo, the Company’s Chairman and Chief Executive Officer, with respect to Terex’s 2008 fiscal year.

The Annual Plan is designed to provide incentive and reward for performance that is consistent with the objectives of Terex. For 2008, the Compensation Committee approved a bonus plan for Mr. DeFeo that is contingent on Mr. DeFeo satisfying both quantitative financial performance measures and qualitative performance measures. Mr. DeFeo’s bonus target was set at 200% of his base salary. Half of Mr. DeFeo’s bonus target is based upon quantitative performance measures and the other half is based upon qualitative performance measures.

For performance that meets the goals set forth below, Mr. DeFeo would receive 100% of the corresponding bonus target. For performance that fails to meet the goals, Mr. DeFeo would receive less than 100% of the bonus target, with the actual payment amount corresponding directly with the level of achievement under the target (e.g., 90% achievement would result in a 75% payment, 80% achievement would result in a 50% payment and less than 80% achievement would result in no payment). Alternatively, for performance that exceeds the objectives, Mr. DeFeo would receive greater than 100% of the bonus target, with the actual payment amount corresponding directly with the level of achievement in excess of the target (e.g., 110% achievement would result in a 125% payment, 120% achievement would result in a 150% payment and greater than 120% achievement is capped at a payment of 150%).

The 2008 quantitative financial performance measures focus on three specific areas of financial performance:

•	return on invested capital (“ROIC”), weighted as 30% of the bonus target;
•	earnings per share, on a fully diluted basis (“EPS”), weighted 10%; and
•	management of working capital, weighted 10%.

For 2008, ROIC will be based upon an after tax return on invested capital measurement determined at the overall Terex level. After tax return on invested capital will be determined by dividing the sum of 2008 four quarters’ Net Operating Profit After Tax (as defined below) by the average of the sum of Total stockholders’ equity plus Debt (as defined below) less Cash and cash equivalents for the last quarter of 2007 and the four quarters of 2008. Net Operating Profit After Tax for each quarter is calculated by multiplying Income from operations by a figure equal to one minus the effective tax rate of the Company (expressed as a decimal). The effective tax rate is equal to the (Provision for) benefit from Income taxes divided by Income before income taxes for the respective quarter. Debt is calculated using the amounts for Notes payable and current portion of long-term debt plus Long-term debt, less current portion.

The ROIC target for Mr. DeFeo for 2008 is 25.6%, which is based on the Company’s budget for 2008 presented to the Board in December 2007, and which may be adjusted down a maximum of 2.6 percentage points to reflect an acquisition made by the Company in 2008. This adjustment mechanism also applies to the ROIC target approved by the Compensation Committee for each of the other Company’s executive officers and previously reported on a Form 8-K in December 2007. Mr. DeFeo can achieve greater or less than 100% of his bonus target pursuant to the formula described above depending on Terex’s actual ROIC performance.

EPS will be measured against a specified target EPS value. The target EPS for Mr. DeFeo for 2008 is based on the Company’s budget for 2008 presented to the Board in December 2007. An EPS of $6.60/share will result in Mr. DeFeo achieving 100% of his bonus target. Pursuant to the plan design described above, at an EPS of $7.26/share, Mr. DeFeo will achieve 125% of his bonus target, and at an EPS of $7.92/share or greater, Mr. DeFeo will achieve 150% of his bonus target. Alternatively, should the Company fail to reach an EPS of $6.60/share, Mr. DeFeo’s bonus would be reduced pursuant to the formula described above.

Management of working capital will be measured based on a target of net cash days. Net cash days are determined by using the following mathematical formula: (i) the number of days sales are outstanding, plus the inventory turn rate (measured in days), minus (ii) the number of days payables are outstanding. The result of this calculation will determine the net number of cash days. Mr. DeFeo’s target is based on the Company’s budget for 2008 presented to the Board in December 2007, and Mr. DeFeo will achieve 100% of his bonus target if Terex achieves a management of working capital measure of 69 net cash days. Again, Mr. DeFeo can achieve greater or less than 100% of his bonus target pursuant to the formula described above depending on Terex’s actual management of working capital performance. Days sales are outstanding is calculated by dividing Trade receivables by the trailing three months Net sales multiplied by 365 days.  Inventory turn rate is calculated by dividing Inventories by the trailing three months Cost of goods sold multiplied by 365 days.  Days payable outstanding is calculated by dividing Trade accounts payable by the trailing three months Cost of goods sold multiplied by 365 days.

Mr. DeFeo has a number of qualitative performance measures that will be considered in determining his bonus under the Annual Plan. Each of these qualitative measures uses various criteria to determine achievement. These include his performance in the areas of:

•	Talent Development, Diversity and Succession Planning (weighted as 7.5% of the bonus target);
•	Financial Controls, Ethics and Information Technology (weighted 7.5%);
•	Making Terex a Better Place to Work (weighted 5%);
•	Corporate Operational Initiatives (weighted 10%);
•	Corporate Marketing Initiatives (weighted 10%);
•	Business Development (weighted 5%); and
•	Financial Structure (weighted 5%).

(ii) On March 4, 2008, the Compensation Committee approved 2007 annual incentive compensation awards (payable in March 2008) under the Annual Plan for Ronald M. DeFeo, Phillip C. Widman, Eric I Cohen and Brian J. Henry, each of whom is a named executive officer of Terex (as set out in the Company’s 2007 Annual Meeting Proxy Statement). Each such award was based upon satisfaction of previously disclosed performance criteria. In addition, on March 4, 2008, the Compensation Committee approved the award of a discretionary bonus in the amount of $100,000 to Mr. Widman in recognition of his efforts in remediating the Company’s material weakness relating to accounting for income taxes. The aggregate 2007 bonus awards for each of the Company’s named executive officers and Thomas J. Riordan, the Company’s President and Chief Operating Officer, were as follows:

Name	Aggregate 2007 Bonus Award
Ronald M. DeFeo	$2,507,713
Thomas J. Riordan	$857,849
Phillip C. Widman	$531,288
Eric I Cohen	$299,878
Brian J. Henry	$209,903

(iii) On March 4, 2008, certain executive officers (the “Executives”) of Terex, including its named executive officers listed above, were granted restricted stock awards. The restricted stock grants for the Executives contain both time-based awards and performance-based awards.

Each time-based award will vest in full on March 4, 2011, to the extent the Executive is still employed with Terex.

Each grant also includes two performance-based awards. In order for the first performance-based restricted stock award (the “EPS Shares”) to be payable to the Executives, the Company must generally achieve, on average, a 10 percent annual increase in EPS for the period January 1, 2008 through December 31, 2010 (the “EPS Target”). The EPS for the Company was $5.85 for the period January 1, 2007 through December 31, 2007.

Each Executive will receive 100% of the EPS Shares if Terex achieves the EPS Target. For each one percent (1%) increase in attainment above the EPS Target, the number of EPS Shares to be received by the Participant hereunder will increase by ten percent (10%). For example, an 11 percent annual increase in Earnings Per Share would result in the Executive receiving 110% of the EPS Shares. For attainment at or above a 15 percent annual increase in EPS, the number of EPS Shares to be received by the Executive will be capped at 150% of the EPS performance-based share award.

For each one percent (1%) decrease in attainment below the EPS Target, the number of EPS Shares to be received by the Executive will decrease by ten percent (10%). For attainment at a five percent annual increase in EPS, the number of EPS Shares to be received by the Participant hereunder will be 50% of the EPS performance-based award. If less than a five percent annual increase in EPS is achieved, no EPS Shares will be received by the Executive.

In order for the second performance-based restricted stock award (the “TSR Shares”) to be payable to the Executives, the Company must achieve a percentile rank of 60th (the “TSR Target”) against a peer group of 29 companies for three year annualized Total Shareholder Return (“TSR”) for the period January 1, 2008 through December 31, 2010. TSR combines share price appreciation and dividends paid to show the total return to the shareholder. TSR is calculated by adding the change in a company’s stock price during a specified time period plus the dividends paid by such company during the time period and dividing the sum of those two numbers by the stock price of such company at the beginning of the period.

Each Executive will receive 100% of the TSR Shares if Terex achieves the TSR Target. For each percentile increase or decrease in attainment above or below the TSR Target, the number of TSR Shares to be received by each Executive will increase or decrease by 2.5%. For attainment at or above the 80th percentile, the number of TSR Shares distributed will be capped at 150% of the TSR performance-based share award. If attainment is at the 40th percentile, the number of TSR Shares distributed will be 50% of the TSR performance-based share award. For performance below the 40th percentile, no TSR Shares will be received by the Executive.

The EPS Shares and TSR Shares will vest in full in three years on the later of March 4, 2011, or after the Terex 2010 financial statements are completed and filed with the SEC, provided the performance criteria is satisfied and further provided the Executive remains actively employed with Terex.

The named executive officers of Terex listed below and Mr. Riordan were granted shares of restricted stock on March 4, 2008 as follows:

Name	Time-Based Award	EPS Performance-Based Award	TSR Performance-Based Award
Ronald M. DeFeo	20,551	61,792	37,075
Thomas J. Riordan	6,850	20,597	12,358
Phillip C. Widman	6,850	20,597	12,358
Eric I Cohen	8,563	7,209	3,090
Brian J. Henry	7,707	6,488	2,781

(iv) On November 1, 2006, the named executive officers were granted performance-based restricted stock awards that would vest if the Company achieved an ROIC of 38.8% for the five quarters ended December 31, 2007. ROIC was determined by dividing the last five quarters’ Income from operations by the average of the sum of Total stockholders’ equity plus Debt less Cash and cash equivalents for the last six quarters. Debt is calculated using the amounts for Notes payable and current portion of long-term debt plus Long-term debt, less current portion. As the Company achieved an ROIC of 41.6% during this period, on March 4, 2008, the named executive officers of Terex received the following shares of restricted stock that will vest in 25% increments on each of March 6, 2008; December 31, 2008; December 31, 2009; and December 31, 2010.

Name	Shares of Restricted Stock
Ronald M. DeFeo	19,417
Phillip C. Widman	3,530
Eric I Cohen	2,236
Brian J. Henry	2,236

On March 6, 2007, the named executive officers and Mr. Riordan were granted performance-based restricted stock awards that would vest if the Company achieved an ROIC of 41.9% for the four quarters ended December 31, 2007. In addition, on January 31, 2007, Mr. Riordan was granted a performance-based restricted stock award that would vest if the Company achieved an ROIC of 41.9% for the four quarters ended December 31, 2007. ROIC was determined by dividing the last four quarters’ Income from operations by the average of the sum of Total stockholders’ equity plus Debt less Cash and cash equivalents for the last five quarters. Debt is calculated using the amounts for Notes payable and current portion of long-term debt plus Long-term debt, less current portion. As the Company achieved an ROIC of 43.3% during this period, on March 4, 2008, the named executive officers and Mr. Riordan received the following shares of restricted stock that will vest in 25% increments on each of March 6, 2008; December 31, 2008; December 31, 2009; and December 31, 2010.

Name	Shares of Restricted Stock
Ronald M. DeFeo	5,356
Thomas J. Riordan	2,646
Phillip C. Widman	1,741
Eric I Cohen	669
Brian J. Henry	625

(v) Currently, Terex and its named executive officers, other than its CEO, and a very limited number of other executive officers of the Company, are parties to Change in Control and Severance Agreements. The Board limited the period of these agreements to approximately two years to allow the Board to periodically review the terms of these agreements. These agreements are set to expire on March 31, 2008.

The Board has reviewed the costs and benefits of these agreements and has determined that it remains in the best interests of the Company and its stockholders to foster the continued employment of key management personnel. Therefore, Terex and its named executive officers, other than its CEO, and certain of its other executive officers will be entering into new Change in Control and Severance Agreements (the “Executive Agreements”) effective April 1, 2008. The Executive Agreements are similar in nature to the previous agreements, forms of which were previously filed by Terex with the SEC. The primary difference between the Executive Agreements and the previous agreements is the replacement of a fixed two year term with a one year term with an annual renewal provision. In addition, certain changes were made to ensure compliance with Internal Revenue Code Sections 409A and 162(m).

Copies of the forms of Executive Agreement are filed as Exhibits 10.1 and 10.2 to this Form 8-K. The primary difference between the two forms of Executive Agreements is whether the severance payments and certain other benefits received by the Executive are based upon a two year time period or a one year time period. The foregoing summary of the differences between the Executive Agreements and the previous agreements is qualified in its entirety by reference to the attached forms of Executive Agreements.

(vi) On March 4, 2008, the Compensation Committee approved the following salary increases for the Company’s named executive officers and Mr. Riordan, which will be effective as of April 1, 2008:

Name	Current Salary	Salary Effective as of April 1, 2008
Thomas J. Riordan	$750,000	$790,000
Phillip C. Widman	$500,000	$535,000
Eric I Cohen	$420,000	$435,000
Brian J. Henry	$377,000	$388,000

(vii) On March 4, 2008, the Compensation Committee approved an exception to the vesting requirements for Mr. Widman under the Company’s Supplemental Executive Retirement Plan. As a result, upon completing ten years of service with the Company, Mr. Widman will be credited with an additional five years of benefit and vesting credit.

(viii) On March 4, 2008, the Compensation Committee approved a relocation allowance for Mr. Riordan of $2,000 per month, which will be tax protected, up to a maximum of 12 months to defray the costs he is incurring while attempting to sell his previous residence.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2008, the Board approved an amendment and restatement of the Company’s Bylaws to provide that if more votes are cast against a director than in favor of a director, the director will not be elected and will offer to resign from the Board. The Board will then have ninety (90) days to accept or reject the resignation. In addition, certain non-substantive corrections were made.

A copy of the Amended and Restated Bylaws of the Company is included as Exhibit 3.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Terex Corporation.

10.1	Form of Change in Control and Severance Agreement between Terex Corporation and certain executive officers.

10.2	Form of Change in Control and Severance Agreement between Terex Corporation and certain executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2008

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel